Exhibit 99.5

ALLEGHANY CORPORATION

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone
Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on February 6, 2012.

Vote by Internet
- Log on to the Internet and go to **www.envisionreports.com/YAL**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
1. **Common Stock Issuance** — To approve the issuance of Alleghany common stock as consideration for Transatlantic stockholders in connection with the merger of Transatlantic with Alleghany's wholly owned subsidiary, Shoreline Merger Sub, Inc.	☐	☐	☐
2. **Adjournment of Special Meeting** — To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of Proposal No. 1.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01EO0C

Important Notice Regarding Internet Availability of Proxy Materials for the Alleghany Corporation Special Meeting of Stockholders to be Held on February 6, 2012. Our proxy materials relating to our Special Meeting (Joint Proxy Statement/Prospectus on Form S-4) are also available on the Internet. Please go to www.envisionreports.com/YAL to view and obtain proxy materials online. For comments and/or address changes, please send an email to info2@alleghany.com or call 1.888.752.1356. 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — ALLEGHANY CORPORATION PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 6, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Jefferson W. Kirby, Weston M. Hicks and Christopher K. Dalrymple proxies, each with the power to appoint his substitute and with authority in each to act in absence of the other, to represent and to vote all shares of stock of Alleghany Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of Alleghany Corporation to be held at the Harvard Club of New York City, 35 West 44th Street, New York, New York on Monday, February 6, 2012 at 10:00 a.m., local time, and any adjournments or postponements thereof, as indicated on the proposals described in the Joint Proxy Statement/Prospectus on Form S-4, and all other matters properly coming before the meeting. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE